Exhibit 23.1

Onestop Assurance PAC 10 Anson Road #06-15 International Plaza Singapore, 079903 Email: contact@onestop-audit.com Website: www.onestop-audit.com

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 333- 262177, and 333-258056 on Form S-8 and Registration Statement No. 333-271030 on Form S-3 of our report dated April 15, 2025, relating to the consolidated financial statements of Society Pass Incorporated appearing in this Annual Report on Form 10-K of Society Pass Incorporated for the year ended December 31, 2024.

/s/ Onestop Assurance PAC
Onestop Assurance PAC
Singapore

April 15, 2025